UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 20, 2013

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

3903 Centerville Road, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Acorn Energy, Inc. was held September 20, 2013. Set forth below are the voting results with respect to each of the proposals presented at the Annual Meeting:

Proposal 1 – The stockholders elected, by a plurality of the votes cast, all seven nominees to the Board of Directors to serve until the Annual Meeting of Stockholders in 2014 and until their successors are duly elected and qualified.

Name of Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes

John A. Moore	7,690,468	1,758,616	6,584,519
Christopher E. Clouser	7,933,014	1,516,070	6,584,519
Mannie L. Jackson	7,961,242	1,487,842	6,584,519
Robert E. McKee, III	7,964,520	1,484,564	6,584,519
Richard S. Rimer	7,990,620	1,458,464	6,584,519
Andrew H. Sassine	9,389,727	59,357	6,584,519
Samuel M. Zentman	7,963,420	1,485,664	6,584,519

Proposal 2 – The stockholders ratified by the affirmative vote of a majority of the votes cast on the proposal, the appointment by the Audit Committee of Friedman LLP as the independent registered public accounting firm for the year ending December 31, 2013.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
15,982,270	32,344	18,989	0

Proposal 3 – The stockholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
6,974,170	2,357,648	117,266	6,584,519

Proposal 4 – The stockholders approved by the affirmative vote of a majority of the votes cast on the proposal, the Company’s 2006 Stock Incentive Plan pursuant to Internal Revenue Code Section 162(m).

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
7,304,931	2,088,865	55,288	6,584,519

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 24th day of September, 2013.

ACORN ENERGY, INC.

By:	/s/Heather K. Mallard
Name:	Heather K. Mallard
Title:	Vice President, General Counsel & Secretary